UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Atlas Crest Investment Corp. II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-4381723
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Class A common stock, $.0001 par value, and one-fourth of one redeemable warrant	New York Stock Exchange

Class A common stock included as part of the units	New York Stock Exchange

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-251893

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the units, each consisting of one Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant, the Class A common stock and the redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50 (subject to adjustment), of Atlas Crest Investment Corp. II, a Delaware corporation (the “Company”), as set forth under the caption “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2021 (Registration No. 333-251893), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS CREST INVESTMENT CORP. II

By:	/s/ Christopher Callesano
Name: Christopher Callesano
Title: Chief Financial Officer

Dated: February 3, 2021

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